                                                                    EXHIBIT 12.2

                         STERLING FINANCIAL CORPORATION
                     COMPUTATION OF RETURN ON AVERAGE ASSETS

             For the Three and Twelve Months Ended December 31, 2001

                                                       Total Assets
                                             ----------------------------------
                                               Three Months       Twelve Months
                                             ---------------    ---------------
December 31, 2000                                                 2,662,778,678
January 31, 2001                                                  2,661,821,233
February 28, 2001                                                 2,648,732,425
March 31, 2001                                                    2,652,127,406
April 30, 2001                                                    2,655,114,020
May 31, 2001                                                      2,659,413,438
June 30, 2001                                                     2,659,247,835
July 31, 2001                                                     2,870,641,272
August 31, 2001                                                   2,834,783,030
September 30, 2001                             2,953,293,786      2,953,293,786
October 31, 2001                               2,950,148,023      2,950,148,023
November 30, 2001                              3,003,425,570      3,003,425,570
December 31, 2001                              3,038,593,485      3,038,593,485
                                             ---------------    ---------------
                                              11,945,460,864     36,250,120,201
                                             ---------------    ---------------
Divide by Number of Months                                 4                 13
                                             ---------------    ---------------
Average                                        2,986,365,216      2,788,470,785
                                             ===============    ===============
Net Income                                   $     4,733,447    $    16,188,285

Divide by Average Assets                       2,986,365,216      2,788,470,785
                                             ---------------    ---------------
Return on Average Assets                               0.63%              0.58%
                                             ===============    ===============


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